[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.37

Amendment No. 3

to Supply Agreement DATED JUNE 29, 2021

This Amendment No.3, effective as of August 15, 2022 (the “Effective Date”) (“Amendment No.3”) amends that certain Supply Agreement having an effective date of June 29, 2021 by and between Zhejiang Clover Biopharmaceuticals, Inc., a company organized under the laws of the P.R. China (“Zhejiang Clover”), Clover Biopharmaceuticals (Hong Kong) Co., Limited, a company organized under the laws of Hong Kong (“Clover HK” and collectively with Zhejiang Clover, “Customer”), and Dynavax Technologies Corporation, a company organized under the laws of the State of Delaware, U.S.A. (“Dynavax”), the parties hereto (each a “Party” and collectively the “Parties”)(the “Supply Agreement”).

WHEREAS, pursuant to the Supply Agreement, Dynavax shall manufacture or have manufactured, and supply or have supplied to Customer, the Dynavax Adjuvant;

WHEREAS, pursuant to the Supply Agreement and the Quality Agreement, Dynavax performs release testing on the Goods pursuant to various proprietary testing methodologies as described on Exhibit A hereto (the “Release Testing Methods”) to confirm that the Goods conform to the applicable Goods Specifications (the “Release Testing”) and provides a COA with each delivery of the Goods to Customer confirming the release of the Goods (the “Release”);

WHEREAS, Customer has informed Dynavax that, as part of the Regulatory Approval for the Customer Product, the Regulatory Authority in the P.R. China and/or other Regulatory Authorities require that Customer perform testing on the Goods following the Release and delivery by Dynavax, which may also include the use of the Release Testing Methods and Goods Specifications, in whole or in part, to test Customer Product, such testing to be performed either at the Customer location or on behalf of the Customer by [*] at a [*] location (the “Customer Testing”);

WHEREAS, Customer has requested that (i) Dynavax transfer the Release Testing Methods and Goods Specifications to Customer and (ii) Dynavax authorize Customer to use the Release Testing Methods and Goods Specifications for the sole and specific purpose of Customer Testing of the Goods by Customer or, (to the extent [*] is conducting Customer Testing on behalf of Customer) by [*] (the “Methods Transfer”); and

WHEREAS, Dynavax is willing to transfer such Release Testing Methods and Goods Specifications to Customer and [*] for the sole and specific purpose of the Customer Testing on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the Methods Transfer as follows:

1.
The Supply Agreement is hereby amended and supplemented as set forth in this Amendment No. 3.

2.
Customer warrants and represents that:

(a)
the Regulatory Authority in the P.R. China and/or another Regulatory Authority has legal authority to require, and is requiring, the Customer Testing;

(b)
the Methods Transfer (i) to Customer directly and (ii) to [*] to perform Customer Testing on Customer’s behalf, are necessary as Customer does not currently possess the Release Testing Methods or Goods Specifications; and

(c)
the Release Testing Methods and Goods Specifications qualify as Dynavax Manufacturing Information.

3.
Dynavax agrees to the Methods Transfer to Customer and to [*] (to the extent [*] is conducting Customer Testing on behalf of Customer) for the sole and specific purpose of Customer Testing which shall be at Customer’s sole cost and expense. [*] shall be authorized to act on behalf of Dynavax in connection with the Methods Transfer pursuant to the terms and conditions of relevant agreements by and between [*] and Dynavax.

4.
Customer hereby agrees and covenants to:

(a)
restrict its and [*]’s use of the Release Testing Methods and Goods Specifications for the sole and specific purpose of Customer Testing of the Goods supplied by Dynavax to Customer under the Supply Agreement;

(b)
use best efforts to restrict access to the Release Testing Methods and Goods Specifications to only those Persons that require such information for purposes of complying with the requirements of the Regulatory Authority in P.R. China and/or another Regulatory Authority in connection with Customer Testing of the Goods supplied by Dynavax to Customer under the Supply Agreement;

(c)
require [*] to treat the Release Testing Methods and Goods Specifications as Dynavax’s Manufacturing Information and to be bound in writing by the same confidentiality and non-use obligations set forth in the Supply Agreement, as amended from time to time; provided, however, that Customer shall be solely responsible for any costs, expenses, losses, and liabilities incurred by Dynavax as a result of any breach of such confidentiality and non-use obligations by [*]; and

(d)
maintain the Release Testing Methods and Goods Specifications as Dynavax Manufacturing Information.

5.
Dynavax hereby provides written consent to Customer to:

(a)
contract with [*] to conduct on behalf of Customer the Customer Testing at a [*] location for the sole and specific purpose of Customer Testing of the Goods supplied by Dynavax to Customer under the terms and conditions of the Supply Agreement; provided, however, that Customer (i) provides Dynavax an unredacted copy of Customer’s contract with [*] and (ii) otherwise complies with the provisions of Section 4;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(b)
provide the Release Testing Methods to a National and/or Provincial Regulatory Authority in P.R. China as required by such authority in connection with Customer’s pursuit of regulatory approval of Customer Product (a.k.a. SCB-2019 Drug Product); provided, however, that Customer (i) provides Dynavax advance written notice of the details of such disclosure and the Regulatory entities involved and (ii) otherwise complies with the provisions of Section 4; and

(c)
contract with [*] for Methods Transfer to the Customer location for the sole and specific purpose of Customer Testing of the Goods supplied by Dynavax to Customer under the Supply Agreement, and to support such Customer Testing performed by [*] at a [*] location on behalf of Customer

6.
Customer shall be solely responsible for all costs, expenses, losses, and liabilities incurred by it or third Persons that directly or indirectly relate to the Customer Testing, including, without limitation, results from the Customer Testing that are inconsistent with, or differ in any way from, the COA provided by Dynavax upon the Release of the Goods (“Inconsistent Results”). For example, Customer Testing performed by Customer, or [*] on its behalf, that generate Inconsistent Results following Release shall not qualify as a basis for Customer to claim a Defect or Latent Defect in any Goods.

7.
Except as provided in this Amendment No. 3, capitalized terms used in this Amendment No. 3 that are not otherwise defined herein shall have the respective meanings ascribed to them in the Supply Agreement.

8.
This Amendment No. 3 embodies the entire agreement between the Parties with respect to the amendment of the Supply Agreement. In the event of any conflict or inconsistency between the provisions of the Supply Agreement (as amended before the Effective Date, including, without limitation, Amendment No. 2) and this Amendment No.3, the provisions of this Amendment No. 3 shall control.

9.
Unless expressly amended, modified, or clarified by this Amendment No. 3, all other terms of the Supply Agreement remain in full force and effect.

10.
This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the Effective Date.

Signed for and on behalf of Dynavax Technologies Corporation Signature: /s/ David Novack	Signed for and on behalf of Zhejiang Clover Biopharmaceuticals, Inc. Signature: /s/ Joshua Liang

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Name: David Novack Title: President and COO Date: 8/15/2022	Name: Joshua Liang Title: CEO Date: 8/17/2022
Signed for and on behalf of Clover Biopharmaceuticals (Hong Kong) Co., Limited Signature: /s/ Joshua Liang Name: Joshua Liang Title: CEO Date: 8/17/2022

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EXHIBIT A

Release Testing Methods

PARAMETER	METHOD
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.